UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 20, 2012

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

At the Goldman Sachs 21st Annual Communacopia Conference in New York, New York on Thursday, September 20, 2012, Donald Shassian, Executive Vice President and Chief Financial Officer of Frontier Communications Corporation (the “Company”), is scheduled to make the following comments at 11:20 a.m. Eastern Time.

As disclosed in a press release issued by the Company on September 13, 2012, a live webcast of Mr. Shassian’s presentation will be available at www.frontier.com on the Investor Relations page under "Webcasts & Presentations”.

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I would like to make some specific comments relative to Frontier’s upcoming third quarter 2012 results and forecasts for 2013.

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Sell-side analyst estimates for cash taxes in 2013 have been between $200M-$300M.  We have previously stated that we cannot give guidance on this topic until our 2011 tax return is completed.  This was important as we have been on a path to align Legacy and Acquired tax expense and capitalization policies.  Our 2011 tax return was filed earlier this week.  As a result, we are now in a position to give a 2013 cash tax guidance range of $125M to $150M.

•
The hurricane-force storms that hit West Virginia, Pennsylvania, Indiana and the Carolinas in late June and early July had a severe impact on our operation as 277 central offices were impacted, causing the purchase of 203 generators and replacement of 167,000 feet of cable. We moved personnel from non-affected states to those areas hit hardest. Our incremental overtime and contractor costs in the third quarter are expected to be approximately $15M over Q2 and approximately $3M over Q3 2011 storm costs.  Overtime in September has dropped back down to normal levels.

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We mentioned during our second quarter earnings call that our net pension contributions for 2012 were expected to be between $30M and $40M and that they would be reflected in the last two quarters of the year; there were no net pension contributions in the first half of the year.  Guidance from the IRS on August 16 related to valuation rates, and on September 11 related to lump sum methodologies, has reduced our pension contributions for 2012 to the low end of that range…approximately $30M.   We expect this $30 million of total pension contributions to be made in increments of approximately $20M and $10M in Q3 and Q4, respectively. As a reminder, cash pension contributions reduce our non-cash pension expense that we add back to Adjusted EBITDA.

•
The first phase of the FCC’s intercarrier compensation reform has been implemented and its impact in Q3 is estimated to be a reduction to EBITDA of $1M.  The breakout of the estimated impact is a $10M reduction in regulatory revenue, a $7M increase in voice revenue and a $2M reduction in cost of goods sold via lower long-distance carriage costs for our originating traffic.

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We successfully raised $600M of 7 1/8% senior unsecured notes last month and we plan to use those funds exclusively to reduce outstanding indebtedness. Until all of that cash is used for debt reductions, we will experience some negative carry interest.

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Lastly, in late second quarter, Frontier began selling Simply Broadband, which is a true standalone high speed product without an associated access line.  We are seeing success in attracting and retaining customers with this product and it is having a positive impact on our Q3 Residential customer counts.  However, as this is the first time we are adding residential customers without access lines, our external reported unit counts will reflect a change in residential customer count without an associated change in residential access lines.  As we discussed in our annual report, we continue to believe that customer counts are a more important metric than access lines in measuring our performance and revenues.  We also measure and set employee performance goals based on Residential and Business customer counts, and not on access lines.

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The information furnished in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Language

This Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the Company’s financial statements.  Statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) are only predictions or statements of current plans, which we review continuously.  Forward-looking statements may differ from actual future results due to, but not limited to, and our future results may be materially affected by, potential risks or uncertainties.  You should understand that it is not possible to predict or identify all potential risks or uncertainties.  We note the following as a partial list:  the risk that the growth opportunities from the Verizon transaction may not be fully realized or may take longer to realize than expected; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; our ability to successfully renegotiate union contracts in 2012 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our ability to pay dividends on our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: September 20, 2012	By:/s/ Susana D’Emic
Susana D’Emic
Senior Vice President and Controller

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